Exhibit 99.1

Vitality Biopharma Retains DelMorgan & Co. to Explore Strategic Alternatives

September 25, 2020

CLEVELAND, OHIO – (September 25,2020) – Vitality Biopharma, Inc. (OTCQB: VBIO) (“Vitality” or the “Company”), a drug development company dedicated to unlocking the unique therapeutic powers of cannabinoids, today announced that it has retained DelMorgan & Co., an internationally recognized investment banking firm, to advise Vitality on its strategic alternatives, including potential financings, asset divestitures or strategic partnerships.

“We are thrilled to be working with DelMorgan to evaluate strategic alternatives for our Company”, stated Vitality’s CEO, Michael Cavanaugh. “Vitality has a unique and differentiated portfolio of glycosylated cannabinoid prodrugs advanced to a key development stage and DelMorgan’s deep capital markets expertise and well-earned trust within the investment community provides our organization with the perfect partner to guide us through the process of evaluating strategic alternatives to maximize value for all of our shareholders.”

Rob Delgado, Chairman of DelMorgan & Co., continued, “We are excited by Vitality’s novel prodrugs, which have the potential to introduce promising new treatments for Inflammatory Bowel Disease (IBD) and Irritable Bowel Syndrome (IBS) by neutralizing the unwanted side effects of cannabinoids, including the psychoactive effects of THC.” Neil Morganbesser, President & CEO of DelMorgan & Co., added, “Vitality is at a natural inflection point, with lots of promising growth opportunities to turn its innovative glycosylation technology into a broad portfolio of prodrugs. The right partner – either through M&A or a capital infusion – could be the key to unlocking Vitality’s explosive growth potential.”

About Vitality Biopharma, Inc.

Headquartered in Los Angeles, California, Vitality Biopharma Inc. (www.vitality.bio) is a company focused on the advancement of pharmaceuticals and innovative technologies that improve the lives of patients. Vitality seeks to achieve this objective through the development of novel glycosylated cannabinoid prodrugs that are engineered to deliver the therapeutic benefits of cannabinoids but without their unwanted side effects. Vitality has developed over 100 novel cannabinoid compounds, including glycosylated tetrahydrocannabinol (THC) and water soluble glycosylated cannabidiol (CBD) prodrugs.

About DelMorgan & Co.

Headquartered in Santa Monica, California, DelMorgan & Co. (www.delmorganco.com) is an internationally recognized investment bank and financial advisor. With over three decades of experience and over $300 billion in successfully completed transactions, the professionals at DelMorgan & Co. provide world-class financial advice and assistance to companies, institutions, governments and individuals around the world.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Vitality Biopharma, Inc.

Investor Relations

info@vitality.bio

+1 530.231.7800

www.vitality.bio

DelMorgan & Co.

Rob Delgado, Chairman or Neil Morganbesser, President & CEO

inquiries@delmorganco.com

+1 310.319.2000

www.delmorganco.com